Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road Melville, NY 11747 (631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS THIRD QUARTER RESULTS

Melville, New York, Friday, January 10, 2014…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $39,678,000 for the third quarter ended December 1, 2013 compared to net sales of $41,265,000 for the third quarter ended November 25, 2012. Park's net sales for the nine months ended December 1, 2013 were $127,613,000 compared to net sales of $133,741,000 for the nine months ended November 25, 2012.

Park reported net earnings of $4,721,000 for the third quarter ended December 1, 2013 compared to net earnings before special items of $5,109,000 for the third quarter of last fiscal year. During the third quarter ended November 25, 2012, the Company recorded pre-tax restructuring charges of $559,000 in connection with the closure of its Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China and its Park Advanced Composite Materials, Inc. facility located in Waterbury, Connecticut. The Company incurred no additional charges in connection with these closures in the third quarter ended December 1, 2013. Accordingly, net earnings were $4,710,000 for the third quarter ended November 25, 2012.

For the nine-month period ended December 1, 2013, Park reported net earnings before special items of $15,833,000 compared to net earnings before special items of $15,820,000 for last fiscal year’s nine-month comparable period. The nine-month period ended December 1, 2013 included a tax benefit of $2,181,000 in connection with a tax refund related to amended federal income tax returns and pre-tax restructuring charges of $319,000 related to the Zhuhai facility closure mentioned above. The nine-month period of the prior fiscal year included pre-tax restructuring charges of $3,095,000 primarily related to the facility closures mentioned above. Accordingly, net earnings were $17,695,000 for the nine-month period ended December 1, 2013 compared to net earnings of $12,889,000 for the nine-month period ended November 25, 2012.

Park reported basic and diluted earnings per share of $0.23 for the third quarter ended December 1, 2013 compared to basic and diluted earnings per share before special items of $0.25 for last year’s third quarter. The basic and diluted earnings per share after special items were $0.23 for the third quarter ended November 25, 2012.

Park reported basic and diluted earnings per share before special items of $0.76 for each of the nine-month periods ended December 1, 2013 and November 25, 2012. Basic and diluted earnings per share were $0.85 for the nine months ended December 1, 2013 compared to basic and diluted earnings per share of $0.62 for the prior year’s first nine months.

The effective tax rate for the third quarter ended December 1, 2013 was 3.3% compared to 18.2% in the third quarter of last fiscal year. The lower tax rate in the third quarter ended December 1, 2013 was due to higher portions of taxable income in jurisdictions with lower effective income tax rates and tax incentives associated with the Company’s operations in Singapore.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 688-0836 in the United States and Canada and (617) 614-4072 in other countries and the required passcode is 30855831.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EST today through 11:59 p.m. EST on Thursday, January 16, 2014. The conference call replay can be accessed by dialing (888) 286-8010 in the United States and Canada and (617) 801-6888 in other countries and entering passcode 37416065 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as tax benefits and restructuring charges. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			39 Weeks Ended
	12/1/13	11/25/12	9/1/13	12/1/13	11/25/12
Sales	$39,678	$41,265	$44,497	$127,613	$133,741

Net Earnings before Special Items[1]	$4,721	$5,109	$5,983	$15,833	$15,820
Special Items net of Tax	$-	$(399)	$2,062	$1,862	$(2,931)
Net Earnings	$4,721	$4,710	$8,045	$17,695	$12,889

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.23	$0.25	$0.29	$0.76	$0.76
Special Items	$-	$(0.02)	$0.10	$0.09	$(0.14)
Basic Earnings per Share	$0.23	$0.23	$0.39	$0.85	$0.62

Diluted Earnings before Special Items[1]	$0.23	$0.25	$0.29	$0.76	$0.76
Special Items	$-	$(0.02)	$0.10	$0.09	$(0.14)
Diluted Earnings per Share	$0.23	$0.23	$0.39	$0.85	$0.62

Weighted Average Shares Outstanding:
Basic	20,857	20,801	20,836	20,840	20,799
Diluted	20,917	20,803	20,852	20,871	20,824

[1] Refer to "Detailed operating information" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	12/1/13	3/3/2013
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$291,260	$275,216
Accounts Receivable, Net	22,852	25,878
Inventories	14,633	12,918
Other Current Assets	6,421	6,662
Total Current Assets	335,166	320,674

Fixed Assets, Net	30,154	32,187
Other Assets	16,823	16,797
Total Assets	$382,143	$369,658

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$6,224	$6,485
Accrued Liabilities	6,679	6,016
Income Taxes Payable	2,691	4,177
Total Current Liabilities	15,594	16,678

Long-Term Debt	52,000	52,000
Deferred Income Taxes	761	812
Other Liabilities	246	246
Total Liabilities	68,601	69,736

Shareholders’ Equity	313,542	299,922

Total Liabilities and Shareholders' Equity	$382,143	$369,658

Equity per Share	$15.02	$14.40

Detailed operating information (in thousands – unaudited):

	13 Weeks Ended December 1, 2013			13 Weeks Ended November 25, 2012			13 Weeks Ended September 1, 2013
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Net Sales	$39,678		$39,678	$41,265		$41,265	$44,497		$44,497
Cost of Sales	28,640		28,640	28,725		28,725	30,876		30,876
%	72.2%		72.2%	69.6%		69.6%	69.4%		69.4%

Gross Profit	11,038		11,038	12,540		12,540	13,621		13,621
%	27.8%		27.8%	30.4%		30.4%	30.6%		30.6%

Selling, General & Administrative Expenses	6,106		6,106	6,365		6,365	6,041		6,041
%	15.4%		15.4%	15.4%		15.4%	13.6%		13.6%

Restructuring Charge	-	-	-	559	(559)	-	119	(119)	-
%	0.0%		0.0%	1.4%		0.0%	0.3%		0.0%

Earnings from Operations	4,932	-	4,932	5,616	559	6,175	7,461	119	7,580
%	12.4%		12.4%	13.6%		15.0%	16.8%		17.0%

Interest Income	139		139	143	-	143	77		77
%	0.4%		0.4%	0.3%		0.3%	0.2%		0.2%

Interest Expense	187		187	-		-	185		185
%	0.5%		0.5%	0.0%		0.0%	0.4%		0.4%

Net Interest (Expense) Income	(48)		(48)	143		143	(108)		(108)
%	-0.1%		-0.1%	0.3%		0.3%	-0.2%		-0.2%

Earnings before Income Taxes	4,884	-	4,884	5,759	559	6,318	7,353	119	7,472
%	12.3%		12.3%	14.0%		15.3%	16.5%		16.8%

Income Tax Provision	163	-	163	1,049	160	1,209	(692)	2,181	1,489
Effective Tax Rate	3.3%		3.3%	18.2%		19.1%	-9.4%		19.9%

Net Earnings	4,721	-	4,721	4,710	399	5,109	8,045	(2,062)	5,983
%	11.9%		11.9%	11.4%		12.4%	18.1%		13.4%

Detailed operating information (in thousands – unaudited), continued:

	39 Weeks Ended December 1, 2013			39 Weeks Ended November 25, 2012
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Net Sales	$127,613		$127,613	$133,741		$133,741
Cost of Sales	89,963		89,963	95,026		95,026
%	70.5%		70.5%	71.1%		71.1%

Gross Profit	37,650		37,650	38,715		38,715
%	29.5%		29.5%	28.9%		28.9%

Selling, General & Administrative Expenses	18,703		18,703	20,012		20,012
%	14.7%		14.7%	15.0%		15.0%

Restructuring Charge	319	(319)	-	3,095	(3,095)	-
%	0.2%		0.0%	2.3%		0.0%

Earnings from Operations	18,628	319	18,947	15,608	3,095	18,703
%	14.6%		14.8%	11.7%		14.0%

Interest Income	284		284	520		520
%	0.2%		0.2%	0.4%		0.4%

Interest Expense	543		543	-		-
%	0.4%		0.4%	0.0%		0.0%

Net Interest (Expense) Income	(259)		(259)	520		520
%	-0.2%		-0.2%	0.4%		0.4%

Earnings before Income Taxes	18,369	319	18,688	16,128	3,095	19,223
%	14.4%		14.6%	12.1%		14.4%

Income Tax Provision	674	2,181	2,855	3,239	164	3,403
Effective Tax Rate	3.7%		15.3%	20.1%		17.7%

Net Earnings	17,695	(1,862)	15,833	12,889	2,931	15,820
%	13.9%		12.4%	9.6%		11.8%